EXECUTION VERSION ACTIVE 278258545v.3 THIRD AMENDMENT TO CREDIT AGREEMENT This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of February 22, 2022 (this “Amendment”), is entered into by and among LANDEC CORPORATION, a Delaware corporation (“Landec”), CURATION FOODS, INC., a Delaware corporation (“Curation”), LIFECORE BIOMEDICAL, INC., a Delaware corporation (collectively with Landec and Curation, the “Borrowers” and each a “Borrower”), each Guarantor party hereto, BMO HARRIS BANK N.A., as Administrative Agent, and the Lenders party hereto. RECITALS: WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of December 31, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as further amended by this Amendment, the “Credit Agreement”; capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended herein), by and among the Borrowers, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time, GLAS Americas LLC, as MXN Collateral Agent, and BMO Harris Bank N.A., as Administrative Agent; and WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, but solely on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows: 1. Amendments. Subject to the terms and conditions set forth herein, including satisfaction of each condition set forth in Section 3 below, and in reliance on the representations, warranties, covenants and agreements of the Loan Parties set forth herein, the Credit Agreement is amended as follows as of the date hereof: (a) Section 1.01 of the Existing Credit Agreement is hereby further amended by inserting the following new defined terms in alphabetical order: “Specified Third Amendment Credit Availability Improvements” means, at any date of determination, the aggregate amount of additional credit made available to the Loan Parties and their Subsidiaries pursuant to the amendments to this Agreement set forth in the Third Amendment. “Third Amendment” means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date, by and among the Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto. “Third Amendment Effective Date” means February 22, 2022. (b) The definition of “Accounts Formula Amount (Permanent)” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: “Accounts Formula Amount (Permanent)” means, at any time of calculation, an amount equal to:

2 (a) the Value of Eligible Accounts of Lifecore Inc. (other than, for avoidance of doubt, Eligible Credit Insured Foreign Accounts) multiplied by (i) for the period commencing on the Third Amendment Effective Date, and ending on October 31, 2022, 90%, and (ii) at all other times, 85%; plus (b) the Value of Eligible Accounts of Curation (other than, for avoidance of doubt, Eligible Credit Insured Foreign Accounts) multiplied by (i) for the period commencing on the Third Amendment Effective Date, and ending on October 31, 2022, 90%, and (ii) at all other times, 85%; plus (c) the Value of Eligible Developmental Service Accounts of Lifecore Inc. multiplied by 85%; plus (d) the Value of Eligible Specified Foreign Account Debtor Accounts (other than, for avoidance of doubt, Eligible Credit Insured Foreign Accounts) multiplied by 85%; plus (e) the Value of Eligible Credit Insured Foreign Accounts multiplied by 90%; provided that the “Accounts Formula Amount (Permanent)” shall not include (i) any amounts in respect of the foregoing clause (c) in excess of $5,000,000 in the aggregate, or (ii) any amounts in respect of the foregoing clause (d) in excess of (A) for the period commencing on the Third Amendment Effective Date, and ending on October 31, 2022, $5,000,000 in the aggregate (provided that not more than $2,000,000 of such amounts may be owing by Account Debtors other than the first and fourth Specified Foreign Account Debtors identified in the Fee Letter), and (B) at all other times, $3,500,000 in the aggregate. (c) The definition of “Borrowing Base” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended to add the following sentence at the end thereof: Notwithstanding anything to the contrary set forth in this Agreement, (i) in no event shall the aggregate amount, as of any time of calculation, of the Specified Third Amendment Credit Availability Improvements reflected in any calculation of the Borrowing Base or in any Borrowing Base Certificate exceed $3,750,000, and (ii) for the period commencing on the Third Amendment Effective Date, and ending on October 31, 2022, the Availability Reserves for purposes of calculating the Borrowing Base shall include, without limitation, a full Dilution Reserve in respect of the component of the Accounts Formula Amount (Permanent) set forth in clause (b) of the definition thereof. (d) The definition of “Dominion Trigger Period” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended to delete each reference to “$9,250,000” now appearing therein and to substitute “$7,500,000” therefor. (e) Clause (e) of the definition of “Eligible Inventory” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: (e) Inventory that is not located in the United States of America or Canada (excluding territories or possessions of the United States or Canada); provided, however, that for the period commencing on the Third Amendment Effective Date, and ending on October 31, 2022, up to $3,000,000 of Inventory located in Mexico (excluding territories or possessions of Mexico) shall not be excluded from Eligible Inventory under this clause (e);

3 (f) The definition of “Financial Covenant Trigger Period” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended to delete each reference to “$7,500,000” now appearing therein and to substitute “$6,750,000” therefor. (g) The definition of “Inventory Formula Amount” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: “Inventory Formula Amount” means, at any time of calculation, an amount equal to: (a) the lesser of (i) the NOLV of Eligible Inventory of Lifecore Inc. multiplied by (A) for the period commencing on the Third Amendment Effective Date, and ending on October 31, 2022, 90%, and (B) at all other times, 85%, and (ii) the Cost of Eligible Inventory of Lifecore Inc. (other than, for avoidance of doubt, Prepaid Inventory), multiplied by 75%; plus (b) the lesser of (i) the NOLV of Eligible Inventory of Curation multiplied by 85%, and (ii) the Cost of Eligible Inventory of Curation (other than, for avoidance of doubt, Prepaid Inventory), multiplied by 75%; plus (c) the lesser of (i) the NOLV of Eligible In-Transit Inventory, multiplied by 85%, and (ii) the Cost of Eligible In-Transit Inventory, multiplied by 70%. (h) Exhibit D to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto. 2. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants that: (a) as of the date hereof, the representations and warranties of the Loan Parties contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (b) as of the date hereof, no Default has occurred and is continuing under the Existing Credit Agreement or any other Loan Document or would result from the execution and delivery of this Amendment; (c) the execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and the Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of the Organization Documents of any such Person; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (A) any Contractual Obligation to which such Person is a party (other than the creation of Liens in favor of the Administrative Agent pursuant to any Loan Document and the creation of the Term Loan Liens) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law applicable to such Person; (d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution and delivery of this Amendment or the performance by, or enforcement against, any Loan Party of this Amendment of the Credit Agreement, or (ii) the exercise by the Administrative Agent or any

4 Lender of its rights under the Amendment or the Credit Agreement or the remedies in respect of the Collateral pursuant to the Loan Documents; (e) this Amendment has been duly executed and delivered by each Loan Party that is party thereto; and (f) this Amendment and the Credit Agreement constitute legal, valid and binding obligations of such Loan Party, enforceable against each Loan Party in accordance with its terms, except (a) as rights to indemnification hereunder may be limited by applicable Law and (b) as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles. 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions: (a) Delivery of Documents. On or before the date hereof, the Administrative Agent shall have received sufficient copies of (i) this Amendment, and (ii) any other documents or agreements reasonably requested by the Administrative Agent in connection herewith, in each case, duly executed and delivered by each applicable Loan Party and each other Person party thereto. (b) Accuracy of Representations and Warranties. All of the representations and warranties of the Loan Parties contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. (c) Expenses. The Loan Parties shall have paid, to the extent invoiced on or before the date hereof, to the Administrative Agent (or its advisors) all reasonable and documented costs and expenses of the Administrative Agent in connection with preparation, execution and delivery of this Amendment and all other related documents together with any other amounts, if any, in any case required to be paid under Section 11.04 of the Credit Agreement and unpaid on the date hereof. 4. Ratification; Reference to and Effect Upon the Existing Credit Agreement. (a) Each Loan Party party hereto hereby consents to this Amendment and each of the transactions referenced herein, and hereby reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, as applicable. (b) Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or instruments securing the same. Except as specifically amended above, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement.

5 5. Release; Indemnification. (a) In further consideration of the execution of this Amendment by the Administrative Agent and the Lenders, each Loan Party, individually and on behalf of its successors (including any trustees acting on behalf of such Loan Party and any debtor in possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates (collectively, the “Releasors”), hereby forever releases each Agent and Lender and their respective successors, assigns, parents, Subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, whether matured or unmatured, whether fixed or contingent that such Releasor has, had or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof, including with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third party liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not each Loan Party shall satisfy all other provisions of this Amendment or the other Loan Documents, including payment in full of all Obligations. Each Releasor understands, acknowledges and agrees that the foregoing release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. (b) Each Loan Party hereby acknowledges and agrees that such Loan Party’s obligations under this Amendment shall include an obligation to indemnify and hold the Releasees harmless with respect to any indemnified liabilities in any manner relating to or arising out of the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment to the extent required by Section 11.04(b) of the Credit Agreement. 6. Relationship of Parties. The relationship of the Administrative Agent, the MXN Collateral Agent and the Lenders, on the one hand, and the Loan Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith, the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties hereto or thereto. 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. 8. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. 9. Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic

6 Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. [Remainder of Page Intentionally Blank]

Signature Page to Third Amendment to Credit Agreement US-DOCS\129961679.2 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above. LANDEC CORPORATION By: Name: John Morberg Title: Chief Financial Officer and Secretary CURATION FOODS, INC. By: Name: John Morberg Title: Chief Financial Officer and Secretary LIFECORE BIOMEDICAL, INC. By: Name: John Morberg Title: Vice President and Secretary GREENLINE LOGISTICS, INC. By: Name: John Morberg Title: Vice President and Secretary YUCATAN FOODS, LLC By: Name: John Morberg Title: Vice President and Secretary LIFECORE BIOMEDICAL, LLC By: Name: John Morberg Title: Vice President and Secretary CAMDEN FRUIT CORP. By: Name: John Morberg Title: Vice President and Secretary

Signature Page to Third Amendment to Credit Agreement ADMINISTRATIVE AGENT: BMO HARRIS BANK N.A., as Administrative Agent By: Name: Stephanie Bach Title: Director LENDER: BMO HARRIS BANK N.A., as the Lender By: Name: Stephanie Bach Title: Director

EXHIBIT A UPDATED FORM OF BORROWING BASE CERTIFICATE [Attached]

BORROWING BASE CERTIFICATE
Accounts Receivable and Inventory

Pursuant to, and in accordance with, the terms and provisions of the Credit and Security Agreement, dated as of December 31, 2020 (the "Agreement"), among BMO Harris Bank N.A. ("BMO Harris"), as Agent, Landec Corporation ("Borrower"), is executing and delivering to BMO Harris this Borrowing Base Certificate accompanied by supporting data. Borrower represents and warrants to BMO Harris that this Borrowing Base Certificate and such supporting data is true and correct, and is based on information contained in the Borrowers' own financial accounting records. Borrower, by the execution of this Borrowing Base Certificate, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this 22nd day of February 2022, that the Borrowers are in compliance with said Agreement.

in $000

A. The Borrower(s) hereby represents and warrants that the value of the Collateral as of the above date is as follows:

1.	Curation Balance of Accounts outstanding as of:__________ 1/23/22					
	(a) A/R aging balance outstanding					8,005
	(b) Add back Customer Deposits					0
	Total Gross Accounts Outstanding					8,005
2.	Aggregate amount of Ineligible Accounts:					
	a. Over 60 DPD/90 DPI				$	720
	b. Credits > 60 DPD				$	0
	c. Foreign				$	0
	d. Affiliated				$	0
	e. Cross Age				$	0
	f. A/P Offsets				$	87
	g. Finance Charges				$	0
	h. Customer deposits				$	0
	i. Non- Multinational				$	0
	j. Non Sales				$	0
	k. Concentration in excess of 25%				$	0
	l Insolvent/BK				$	0
	m Chargeback/ Short-pay				$	0
	n Rebates Accruals/other				$	770
	o Billing Error/Refreshed				$	0
	p Consigned Bill and hold				$	0
3.	Total Ineligible Accounts: (Line 2.a throught 2.k.)				$	1,577
4.	Total Eligible Accounts (Line 1 minus Line 3)				$	6,428
	Total Available Accounts					**5,463**
	Curation Available Accounts Dilution Reserve (4.1% through 10/31/22)					(224)
	Total Accounts Receivable availability					**18,664**
5.	Eligible Breatheway Inventory				$	11
6	Eligible O Olive Inventory				$	2,335
7	Eligible Yucatan Inventory				$	19,938
					$	
8	Total Eligible Inventory				$	40,800
9	Total Borrowing Base not to exceed	75,000			$	59,464
10	Credit product reserves					597
11	Total Adjusted Borrowing Base not to exceed	75,000				58,866
	Borrowing base prior to enhancements					53,485
	Maximum Borrowing base per the intercreditor					57,235
	Available Borrowing base					57,235
Reserves						
	Rent Reserve				$	
	Wage Earner Reserve				$	120
	Dilution Reserve				$	0
	PACA Reserve				$	0
	Total reserves				$	120
	Total Available Borrowing base					57,115
12	Amount of Advances Outstanding		$	38,936		
13	Availability				$	18,179
	Availability Percentage					31.8%

1.	Lifecore Balance of Accounts outstanding as of: 1/23/22		
	(a) A/R aging balance outstanding	$	16,470
	(b) Add back Customer Deposits	$	-
	Total Gross Accounts Outstanding	$	16,470
2.	Aggregate amount of Ineligible Accounts:		
	a. Over 60 DPD/90 DPI	$	623
	b. Credits > 60 DPD	$	-
	c. Foreign	$	5,936
	d. Affiliated	$	-
	e. Cross Age	$	-
	f. A/P Offsets	$	-
	g. Finance Charges	$	-
	h. Developmental Services	$	4,272
	i. Non- Multinational	$	-
	j. Miscellaneous: ____________	$	-
	k. Concentration in excess of 25%	$	-
3.	Total Ineligible Accounts:	$	10,831
4	Total Eligible Accounts (Line 1 minus Line 3)	$	4,793
5	Total Eligible Foreign Accounts	$	5,000
6	Total Eligible Developmental AR Accounts	$	3,631
7	Total Available Lifecore Accounts	**$**	**13,424**
8	Eligible Raw Materials Inventory	$	5,329
9	Eligible WIP Inventory	$	473
10	Eligible Finished Goods	$	12,714
11	Total Lifecore Eligible Inventory	**$**	**18,516**

Dated: 2/22/2022

Borrower: ______________________________

Jeffery S. Kraetsch

By: VP, Finance and Treasury

Name/Title